UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)     (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     On November 17, 2010, The Clorox Company (the “Company”) held its annual meeting of stockholders in San Ramon, California. The matters voted on and the results of the vote were as follows:

1.	Our stockholders re-elected the following directors to each serve until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Daniel Boggan, Jr.	93,070,953	917,031	140,233	25,765,689
Dr. Richard H. Carmona	93,402,384	595,400	130,433	25,765,689
Tully M. Friedman	92,457,364	1,545,016	125,837	25,765,689
George J. Harad	93,463,416	508,531	156,270	25,765,689
Donald R. Knauss	91,659,481	2,329,026	139,710	25,765,689
Robert W. Matschullat	93,045,684	939,376	143,157	25,765,689
Gary G. Michael	93,410,478	562,071	155,668	25,765,689
Edward A. Mueller	92,105,253	1,872,193	150,771	25,765,689
Jan L. Murley	93,542,563	433,111	152,543	25,765,689
Pamela Thomas-Graham	93,604,844	369,781	153,592	25,765,689
Carolyn M. Ticknor	93,702,480	283,797	141,940	25,765,689

2.	Our stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

Number of Votes
For	Against	Abstain	Broker Non-Votes
119,193,695	439,262	260,949	0

3.	Our stockholders approved the material terms of the performance goals under the Company’s 2005 Stock Incentive Plan.

Number of Votes
For	Against	Abstain	Broker Non-Votes
82,905,000	10,926,768	296,449	25,765,689

4.	Our stockholders approved the material terms of the performance goals under the Company’s Executive Incentive Compensation Plan.

Number of Votes
For	Against	Abstain	Broker Non-Votes
84,497,919	9,330,111	300,187	25,765,689

5.	Our stockholders voted against the stockholder proposal to amend the Company’s Bylaws to separate the roles of Chairman of the Board and Chief Executive Officer.

Number of Votes
For	Against	Abstain	Broker Non-Votes
24,410,495	68,338,940	1,378,782	25,765,689

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: November 19, 2010	By:	/s/ Laura Stein
Senior Vice President –
General Counsel